UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2009

Commission File Number	Exact name of registrant as specified in its charter	IRS Employer Identification No.

1-12869	CONSTELLATION ENERGY GROUP, INC.	52-1964611

MARYLAND

(State of Incorporation of registrant)

100 CONSTELLATION WAY, BALTIMORE, MARYLAND	21202
(Address of principal executive office)	(Zip Code)

410-783-2800

(Registrant’s telephone number, including area code)

NOT APPLICABLE

 (Former name, former address
and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Each of the following executive officers of Constellation Energy Group, Inc. (“Constellation Energy”) has consented to the termination of his change-in-control agreement with Constellation Energy, effective December 9, 2009:

Mayo A. Shattuck III	Chairman, President and Chief Executive Officer
Michael J. Wallace	Vice Chairman
Henry B. Barron, Jr.	Executive Vice President

From the date of termination, each change-in-control agreement is null and void and neither the executive officer nor Constellation Energy has any further rights or obligations under such agreement.

The consents of the executive officers to terminate the change-in-control agreements are attached as Exhibits 10.1 through 10.3 and are incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

10.1	Consent of Mayo A. Shattuck III to termination of change-in-control agreement.

10.2	Consent of Michael J. Wallace to termination of change-in-control agreement.

10.3	Consent of Henry B. Barron, Jr. to termination of change-in-control agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONSTELLATION ENERGY GROUP, INC.
(Registrant)

Date:	December 10, 2009	/s/ Charles A. Berardesco
Charles A. Berardesco
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consent of Mayo A. Shattuck III to termination of change-in-control agreement.

10.2	Consent of Michael J. Wallace to termination of change-in-control agreement.

10.3	Consent of Henry B. Barron, Jr. to termination of change-in-control agreement.